UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

Millendo Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

110 Miller Avenue, Suite 100 Ann Arbor, Michigan	48104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 845-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MLND	The Nasdaq Capital Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On June 17, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Millendo Therapeutics, Inc. (the “Company”) approved amendments to the Millendo Therapeutics, Inc. (formerly OvaScience, Inc.) 2012 Stock Incentive Plan (the “2012 Plan Amendment”) and the Millendo Therapeutics, Inc. 2019 Equity Incentive Plan (the “2019 Plan Amendment”, and together with the 2012 Plan Amendment, the “Plan Amendments”). The Plan Amendments, effective June 17, 2020, amend the Company’s 2012 Stock Incentive Plan and 2019 Equity Incentive Plan (together, as amended, the “Plans”). The Plans are designed to promote the interests of the Company and its stockholders by enabling the Company to offer an opportunity to employees and consultants to receive grants of equity-based and cash-based incentive awards, so as to better attract, retain, and reward them, to align their interests with those of stockholders, and to provide them with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan Amendments require the acceleration of all outstanding unvested stock awards prior to the consummation of a change in control of the Company, if such stock awards are not assumed by the surviving corporation or acquiring corporation (or its parent company) or substituted with similar awards for such outstanding stock awards. The Plan Amendments affect the terms applicable to awards granted under, or otherwise subject to the terms of, the Plans, enabling the Company to continue to use the Plans as critical tools to attract, motivate, reward, and retain key employees.

The foregoing summary description of the Plan Amendments are qualified in their entirety by reference to the actual terms of the Plan Amendments, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, and are incorporated by reference into this Item 5.02.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of the Company’s stockholders held on June 19, 2020, the Company’s stockholders voted on the following three proposals and the Company’s inspector of election certified the vote tabulations indicated below.

Proposal 1.   Election of Directors

The individuals listed below were elected as Class II directors at the Annual Meeting to serve on the Company’s board of directors for a term of three years or until their respective successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Carole L. Nuechterlein, J.D.	10,352,756	92,990	3,179,760
James M. Hindman	10,366,960	78,786	3,179,760
Geoff Nichol, M.B., Ch.B., M.B.A.	10,404,975	40,771	3,179,760

Proposal 2.   Ratification of the Selection of the Company’s Accounting Firm

Proposal 2 was a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. This proposal was approved with the votes set forth below:

Votes For	Votes Against	Abstentions
13,462,893	112,581	50,032

Proposal 3.   Approval of the Compensation of the Company’s Named Executive Officers

Proposal 3 was a proposal to approve the compensation of the Company’s named executive officers, on an advisory basis. This proposal was approved with the votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,812,189	1,132,009	501,548	3,179,760

Item 8.01	Other Events.

On June 23, 2020, the Company issued a press release providing a corporate and pipeline update, and updated the Corporate Presentation that it intends to use in connection with its presentations at conferences and in meetings with investors. Copies of the Company’s press release and Corporate Presentation are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1+	Amendment to the Millendo Therapeutics, Inc. (formerly OvaScience, Inc.) 2012 Stock Incentive Plan

10.2+	Amendment to the Millendo Therapeutics, Inc. 2019 Equity Incentive Plan

99.1	Press Release of the Company, dated June 23, 2020

99.2	Corporate Presentation of the Company, dated June 23, 2020

+     Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENDO THERAPEUTICS, INC.

Date: June 23, 2020	By:	/s/ Julia C. Owens, Ph.D.
Julia C. Owens, Ph.D.
President and Chief Executive Officer